UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 9, 2012
Date of Report (Date of earliest event reported)

PRECISION CASTPARTS CORP.
(Exact name of registrant as specified in its charter)

Oregon	1-10348	93-0460598
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4650 S.W. Macadam Avenue
Suite 400
Portland, Oregon 97239-4254
(Address of principal executive offices)

(503) 946-4800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[X] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Agreement and Plan of Merger
On November 9, 2012, Precision Castparts Corp., an Oregon corporation (the “Company”) and ELIT Acquisition Sub Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Titanium Metals Corporation, a Delaware corporation (“TIMET”). Various subsidiaries of the Company and TIMET are parties to several commercial agreements under which subsidiaries of the Company purchase titanium melted and mill products from TIMET. TIMET reported in its Form 10-K for the year ended December 31, 2011 that its sales to subsidiaries of the Company totaled 16% of TIMET's total sales revenue in 2011.
Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will commence a cash tender offer (the “Offer”) as promptly as reasonably practicable after November 9, 2012, but no later than November 20, 2012, to acquire all of the issued and outstanding shares of TIMET's common stock, par value $0.01 per share (the “TIMET Common Stock”), at a price of $16.50 per share, net to the seller in cash, without interest and less any required withholding of taxes (such amount, the “Offer Price”). As soon as practicable following the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will be merged with and into TIMET (the “Merger”), and TIMET will become a wholly owned subsidiary of the Company. In the Merger, the remaining shares of TIMET Common Stock, other than shares owned by TIMET as treasury stock, by the Company or Merger Sub, or by any stockholders who have properly exercised appraisal rights under the General Corporation Law of the State of Delaware (the “DGCL”), will be converted automatically into the right to receive an amount in cash equal to the Offer Price, without interest.
The Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including, among other customary closing conditions, (a) there being validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares representing (i) at least a majority of the TIMET Common Stock and (ii) at least a majority of the TIMET Common Stock excluding the shares owned by (1) certain principal stockholders of TIMET and their affiliates, who own in the aggregate approximately 54.0% of the TIMET Common Stock and (2) the officers and directors of TIMET, in each case, issued and outstanding as of the date the shares are accepted for payment pursuant to the Offer (such condition, the “Minimum Tender Condition”), (b) that no notification periods are then pending, as required by the Merger Agreement, in connection with an intervening event or an alternative takeover proposal received by the Company (the “Notice Period Condition”), (c) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (d) the authorization of the European Commission pursuant to Council Regulation No. 139/2004. Neither the Offer nor the Merger is subject to a financing condition. The Company can waive some of these conditions without TIMET's consent, but cannot, however, waive the Minimum Tender Condition or the Notice Period Condition without the consent of TIMET.
The consummation of the Merger is subject to customary closing conditions. Depending on the number of shares held by Merger Sub after acceptance of the shares properly tendered in connection with the Offer, approval of the Merger by the holders of TIMET Common Stock may be required. The Offer and Merger are expected to close by the end of 2012, however, there can be no assurance that the Offer or Merger will be completed, or if completed, that it will be completed in December 2012.
The Merger Agreement contains customary representations, warranties and covenants of the parties customary for a transaction of this type, including covenants relating to TIMET's conduct of its business between the date of the Merger Agreement and the closing of the Merger, restrictions on solicitation of proposals with respect to alternative transactions, public disclosures and other matters. TIMET is permitted to solicit inquiries or engage in discussions with third parties relating to “takeover proposals” for the 45-day “go-shop” period after signing of the Merger Agreement, and after such period, TIMET may not solicit, initiate or continue discussions with third parties regarding takeover proposals other than with certain third parties that submitted a takeover proposal during the “go shop” period (such parties, an “Excluded Party”), and has agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of certain fiduciary duties of TIMET's board of directors. TIMET must give the Company five business days' notice (whether during or after the “go-shop” period) before it is permitted to change its recommendation or terminate the Merger Agreement to accept a superior proposal, during which period

TIMET must, if the Company so desires, negotiate in good faith to make adjustments to the terms of the Merger Agreement.
The Merger Agreement contains certain termination rights for the Company and TIMET. In connection with the termination of the Merger under specified circumstances, including with respect to TIMET's entry into an agreement with respect to a superior proposal other than with an Excluded Party, TIMET is required to pay the Company a termination fee equal to $101.0 million. If the Merger Agreement is terminated as a result of TIMET's entry into an agreement with respect to a superior proposal with an Excluded Party, or if the Merger Agreement is terminated due to certain other specified circumstances, TIMET is required to pay the Company a termination fee equal to $45.5 million.

The Merger Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. The Company's stockholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Merger Sub, TIMET or any of their respective subsidiaries or affiliates.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
Support Agreement
As a condition and inducement to the Company's willingness to enter into the Merger Agreement, certain stockholders of TIMET (collectively, the “Stockholders”) have entered into a Support Agreement, dated November 9, 2012, with the Company and Merger Sub (the “Support Agreement”). Subject to the terms and conditions of the Support Agreement, the Stockholders agreed, among other things, to tender their shares pursuant to the Offer, vote in favor of the Merger, if applicable, and, subject to certain exceptions, not to transfer their Shares that are subject to the Support Agreement. Collectively, the Stockholders and certain affiliated persons under their control who the Stockholders have agreed to cause the tender of their shares pursuant to the Offer, owned 79,224,055 shares of TIMET Common Stock, representing approximately 45.25% of the shares of TIMET Common Stock outstanding as of November 5, 2012. In addition, the Stockholders have agreed to request that the Combined Master Retirement Trust (the “CMRT”), a trust that one of the Stockholders sponsors, enter into an agreement with the Company to tender all 15,434,604 shares of TIMET Common Stock held by it into the Offer, representing an additional 8.8% of the issued and outstanding shares of TIMET Common Stock. If all of the shares of TIMET Common Stock owned by the Stockholders, certain affiliated persons under their control and CMRT are tendered into the Offer, such shares will represent approximately 54.0% of the issued and outstanding shares of TIMET Common Stock. The Support Agreement terminates upon the first to occur of, among other things, the termination of the Merger Agreement, February 28, 2013 (subject to a 60 day extension period to complete antitrust regulatory approvals) or the failure by the Company to commence the Offer by November 20, 2012.
The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Commitment Letter
On November 9, 2012, in connection with the Merger Agreement, the Company entered into a commitment letter (the “Commitment Letter”), pursuant to which, subject to the terms and conditions set forth therein, Bank of America, N.A., Citigroup Global Markets, Inc. and/or certain of its affiliates, and Merrill Lynch, Pierce, Fenner &

Smith Incorporated have committed to provide, as a secondary source of funding for the transactions contemplated by the Merger Agreement, unsecured bridge financing of up to $3 billion (the “Commitment”) in the event the Company has not issued $3 billion of senior unsecured notes prior to the completion of the Offer.  The Commitment is subject to various conditions, including consummation of the Offer.
The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.
Notice to Investors
The tender offer for the outstanding shares of TIMET Common Stock has not yet commenced, and this release is neither an offer to purchase nor a solicitation of an offer to sell securities. If and when the tender offer is commenced, (i) the Company will cause to be filed with the Securities and Exchange Commission (the “SEC”) a tender offer statement and (ii) TIMET will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of these documents (if and when they become available) and other relevant documents filed with the SEC through the website maintained by the SEC at www.sec.gov. In addition, such materials will be made available to TIMET's stockholders at no expense to them.
Forward-Looking Statements
This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, based on current expectations or beliefs, as well as a number of assumptions about future events. The forward-looking statements in this release address a variety of subjects including but not limited to the expected date of closing of the tender offer and the acquisition, the potential benefits of the merger, including the potentially accretive and synergistic benefits, and any other statements or beliefs about the Company's plans, beliefs or expectations. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the risk that the Company's business will not be successfully integrated with the Company's business; costs associated with the merger and tender offer; the unsuccessful completion of the tender offer; matters arising in connection with the parties' efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the transaction; fluctuations in the aerospace, power generation, and general industrial cycles; the relative success of the Company's entry into new markets; competitive pricing; the financial viability of the Company's significant customers; the concentration of a substantial portion of our business with a relatively small number of key customers; the impact on the Company of customer or supplier labor disputes; the uncertainty of litigation, the costs and expenses of litigation, the potential material adverse effect litigation could have on the Company's business and results of operations if an adverse determination in litigation is made, and the time and attention required of management to attend to litigation; demand, timing, and market acceptance of new commercial and military programs, including the Boeing 787; the availability and cost of energy, materials, supplies, and insurance; the cost of pension benefits and post-retirement medical benefits; equipment failures; product liability claims; relations with the Company's employees; the Company's ability to manage its operating costs and to integrate other acquired businesses in an effective manner; misappropriation of our intellectual property rights; governmental regulations and environmental matters; risks associated with international operations and world economies; the relative stability of certain foreign currencies; the impact of adverse weather or natural disasters; the availability and cost of financing; and implementation of new technologies and process improvement. Any forward-looking statements should be considered in light of these factors. The Company undertakes no obligation to publicly release any forward-looking information to reflect anticipated or unanticipated events or circumstances after the date of this document.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(d)    Exhibits.

2.1	Agreement and Plan of Merger dated November 9, 2012, by and among Precision Castparts Corp., ELIT Acquisition Sub Corp. and Titanium Metals Corporation. *

10.1	Support Agreement dated November 9, 2012, by and among Precision Castparts Corp., ELIT Acquisition Sub Corp. and certain shareholders of Titanium Metals Corporation set forth on Schedule 1 thereto.

10.2	Commitment Letter dated November 9, 2012, by and among, among others, the Company, Bank of America, N.A., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

* The schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION CASTPARTS CORP.

Date:	November 14, 2012	By:	/s/ Shawn R. Hagel
		Name:	Shawn R. Hagel
		Title:	Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Merger dated November 9, 2012, by and among Precision Castparts Corp., ELIT Acquisition Sub Corp. and Titanium Metals Corporation.*
Exhibit 10.1	Support Agreement dated November 9, 2012, by and among Precision Castparts Corp., ELIT Acquisition Sub Corp. and certain shareholders of Titanium Metals Corporation set forth on Schedule 1 thereto.
Exhibit 10.2	Commitment Letter dated November 9, 2012, by and among, among others, the Company, Bank of America, N.A., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

* The schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

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